Exhibit 21.1
Veralto Corporation
Subsidiaries of the Registrant

Name	Jurisdiction of Organization
AB Sciex Thailand	Thailand
Advanced Vision Technology (A.V.T.) Ltd.	Israel
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
AppliTek NV	Belgium
Aquafine Corporation	United States
Aquatic Informatics ULC.	Canada
AVT EMEA BV	Belgium
BioTector Analytical Systems Limited	Ireland
Blue Software, LLC	United States
Chem Treat International - Canada branch	Canada
ChemTreat International, Inc.	United States
ChemTreat Mexico, S. de R.L. de C.V.	Mexico
ChemTreat Trinidad Limited	Trinidad and Tobago
ChemTreat, Inc.	United States
Clearmark Solutions Limited	United Kingdom
DH Water Quality LLC	United States
Enfocus BV	Belgium
Esko BV	Belgium
Esko Software BV	Belgium
Esko Stonecube Limited	United Kingdom
Esko-Graphics BV	Belgium
Esko-Graphics Imaging GmbH	Germany
Esko-Graphics Inc.	United States
Esko-Graphics India Private Limited	India
Esko-Graphics Pte Ltd.	Singapore
Hach Company	United States
Hach Lange ApS	Denmark
Hach Lange France S.A.S.	France
Hach Lange GmbH	Germany
Hach Lange N.V.	Belgium
Hach Lange S.r.l. (Italy)	Italy
Hach Lange Sàrl	Switzerland
Hach Lange Spain SLU	Spain
Hach Malaysia Sdn Bhd	Malaysia

Hach Sales & Service Canada LP	Canada
Hach Thailand Ltd	Thailand
HACH ULTRA JAPAN KK	Japan
Hach Water Analytical Instruments Co. Ltd	China
Hach Water Quality (Singapore) PTE Ltd.	Singapore
Hexis Científica Ltda.	Brazil
Laetus GmbH	Germany
Linx Printing Technologies Limited	United Kingdom
Lipesa Colombia S.A.S.	Colombia
Marsh Label Technologies LLC	United States
McCrometer, Inc.	United States
OTT HydroMet B.V.	Netherlands
OTT Hydromet Corp	United States
OTT HydroMet Fellbach GmbH	Germany
OTT Hydromet GmbH	Germany
Pantone LLC	United States
Reactivos y Equipo S.A. de C.V.	Mexico
Sea-Bird Electronics, Inc.	United States
Sedaru, Inc.	United States
Tilia Labs, Inc.	Canada
Trace Gains, Inc	United States
Trojan Technologies Corp	United States
Trojan Technologies Deutschland GmbH	Germany
Trojan Technologies Group ULC	Canada
U.S. Peroxide, LLC	United States
Veralto (Shanghai) Management Co., Ltd.	China
Videojet Argentina S.R.L.	Argentina
Videojet Canada Limited Partnership	Canada
Videojet Chile Codificadora Limited	Chile
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Italia Srl	Italy
Videojet Technologies (I) Pvt. Ltd.	India
Videojet Technologies (Nottingham) Limited	United Kingdom
Videojet Technologies (S) PTE. LTD.	Singapore
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies Czechia s.r.o.	Czech Republic
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	United States
Videojet Technologies Mexico S. de R.L. de C.V.	Mexico
Videojet Technologies S.A.S.	France
Videojet Technologies S.L.	Spain
Videojet Technologies SP z.o.o.	Poland

Videojet Technologies Urun Kodlama ve Etiketleme Danismanlik ve Ticaret Limited Sirketi	Turkey
Viqua - division of TTGULC	Canada
WESTERN ENVIRONMENTAL TECHNOLOGY LABORATORIES, INC.	United States
X-Ray Optical Systems, Inc.	United States
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Europe GmbH	Switzerland
X-Rite GmbH	Germany
X-Rite Limited	United Kingdom
X-Rite, Incorporated	United States
Zhuhai S.E.Z. Videojet Electronics Ltd.	China